SATISFACTION AGREEMENT

This Satisfaction Agreement (the “Agreement”) is made and entered into to be effective as of September 17, 2024, by and between FSF 33433 LLC, a Delaware limited liability company (the “Depositor”), Endeavor Distribution LLC, a Delaware limited liability company (“Endeavor”), and Scilex Holding Company, a Delaware corporation, (the “Company”).

RECITALS

WHEREAS, Depositor provided a deposit to Company, evidenced by that certain Commitment Side Letter, dated June 11, 2024 (the “Commitment Side Letter”), by and between the Company and the Depositor, in the principal amount of Ten Million Dollars ($10,000,000.00) (the “Deposit”);

WHEREAS, Endeavor is a third-party distribution company that has already acquired certain amounts of ZTlido (the “Product”) from Company for distribution purposes, pursuant to the Distribution Agreement (as defined below);

WHEREAS, Endeavor and Company have entered into that certain distribution agreement, date as of June 8, 2024 (the “Distribution Agreement”), under which Endeavor sells and distributes, among other items, the Product to third parties pursuant to the terms thereof; and

WHEREAS, Endeavor desires to assume certain Company obligations arising under the Commitment Side Letter;

WHEREAS, accordingly, Depositor, Company, and Endeavor desire to memorialize the terms by which the Deposit shall be satisfied (in full) through the delivery of Product by the Company to Endeavor and Endeavor’s undertaking of the payment obligations to the Depositor as set forth herein;

NOW, THEREFORE, in consideration of the mutual promises herein contained, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

SATISFACTION.
1.1
Amount to be Satisfied. The remaining obligations in respect of the Deposit shall be fully satisfied by Company’s delivery of twenty-eight thousand (28,000) cartons of the Product, to Endeavor, which delivery shall occur no later than December 31, 2024. Upon satisfaction of such remaining obligations, the Commitment Side Letter is hereby terminated and of no further force or effect and neither Depositor nor the Company shall have any further liability or obligations thereunder. For the avoidance of doubt, as of the date of this Agreement, the Depositor has no further obligations under the Commitment Side Letter.
1.2
No Payment Obligation. In consideration of Endeavor assuming that certain Deposit payment obligation of the Company to Depositor, Endeavor shall not be responsible for making any payment to the Company for (i) the Product already delivered as of the date of this Agreement, and (ii) the twenty- eight thousand (28,000) cartons which shall be delivered pursuant to this Agreement.
1.3
Endeavor’s Payment Obligation to Depositor. Endeavor shall pay Depositor the sum of Thirteen Million Dollars ($13,000,000.00) payable in equal monthly installments of One Million Six Hundred Twenty Five Thousand Dollars ($1,625,000.00) beginning October 1, 2024, and continuing until June 1, 2025.
1.4
Distribution Agreement. Except for the satisfaction of the Endeavor’s payment obligations to Company memorialized herein, the Distribution Agreement shall remain in full force and effect, and all other provisions of the Distribution Agreement shall continue to be enforceable by Endeavor pursuant to the terms thereof.

2
RELEASE OF OBLIGATIONS.
2.1
Release. Upon the Company’s full delivery of the Product as provided in this Agreement, (a) the Company shall be deemed to have fully satisfied all obligations under the Commitment Side Letter with respect to the Deposit (including, for the avoidance of doubt any interest, fees, royalty payments, or any other amount payable in respect thereof), (b) the Depositor waives the requirement under the Commitment Side Letter that the Deposit be converted into an unsecured loan to be evidenced by a promissory note, and (c) the Depositor fully and irrevocably releases and discharges the Company from any further obligations under the Commitment Side Letter, whether monetary or otherwise.
2.2
Liquidated Damages for Non-Delivery. In the event the Company fails to fully deliver the twenty-eight thousand (28,000) cartons of the Product by December 31, 2024, as required under this Agreement, the Company shall be liable to Endeavor for liquidated damages in the amount of Twenty Million Dollars ($20,000,000.00), which shall become immediately due and payable to Endeavor without any right of offset, deduction, or counterclaim. The Company agree that this amount constitutes a reasonable estimate of the damages that Endeavor would incur due to non-delivery, given the difficulty in accurately measuring such damages, and is not intended as a penalty. Notwithstanding the foregoing, if the Company has duly sent and tendered delivery of the Product in accordance with the terms of this Agreement and Endeavor is unable to receive such delivery through no fault of the Company, the Company shall not be liable for liquidated damages for non-delivery. In such an event, the Company’s obligation to deliver the Product shall be suspended until Endeavor is able to receive the Product, and any deadlines for such delivery shall be extended accordingly.

The Company acknowledges that the timely delivery of the Product is a material obligation under this Agreement, and the failure to comply with such obligation shall result in immediate recourse to the liquidated damages set forth herein. This remedy shall be in addition to any other rights or remedies Endeavor may have at law or in equity.

2.3
Warrants Unaffected. For the avoidance of doubt, the 3,250,000 warrants previously issued to Depositor by Company shall remain unaffected by this Agreement, and Depositor retains the right to exercise such warrants in accordance with their respective terms.
3
MISCELLANEOUS
3.1
This Agreement and any claims, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Agreement and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflict of laws principles.
3.2
This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all previous agreements and understandings, oral or written, with respect hereto and thereto. Except as provided in Section 1.1 and 2.1, this Agreement shall become effective when it shall have been executed by the Depositor and when the Depositor shall have received counterparts hereof that together bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic format (e.g., “pdf”, “tif” or any other electronic means that reproduces an image of the actual executed signature page) shall be effective as delivery of a manually executed counterpart of this Agreement.

3.3
The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.
3.4
If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to affect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FSF 33433 LLC

By: /s/ Abe Goldberger

Name: Abe Goldberger

Title: Principal

SCILEX HOLDING COMPANY

By: /s/ Jaisim Shah

Name: Jaisim Shah

Title: Chief Executive Officer and President

ENDEAVOR DISTRIBUTION LLC

By: /s/ Abe Goldberger

Name: Abe Goldberger

Title: Principal